Exhibit 4.10
FOURTH AMENDMENT

TO

AMENDED AND RESTATED OPERATING AGREEMENT

OF

VAN DER MOOLEN SPECIALISTS USA, LLC

Dated: April 23, 2007

FOURTH AMENDMENT, dated April 23, 2007 (the “Amendment”), to the Amended and Restated Operating Agreement, dated December 1, 2004, as amended by the First Amendment, dated December 30, 2004, the Second Amendment dated January 3, 2005, and the Third Amendment dated July 1, 2006 (the “Operating Agreement”), of Van der Moolen Specialists USA, LLC, a New York limited liability company (the “Company”), by and among the entity and individuals listed on Schedule A hereto (each, a “Member” and collectively, the “Members”).

WHEREAS, Brian D. Langer, Kenneth B. Smythe, Andrew J. Grabowski, Thomas J. Verdiglione, Martin B. Steinthal, Stephen J. Sherman, Edward J. Scavone, Thomas Perry, Irwin Misshula, Mark E. Wagner, Albert Veenstra, Gregg F. Sorrentino, Michael J. Sherman, John D. Monahan, David A. Miranda, Steven Grossman, Michael J.  Sokoll, Robert B. Fagenson, Joseph A. Talento, Forrest Close, William S. Sonner and Thomas H. Shafer (collectively referred to herein as the “Terminated Members”) have terminated as Members of the Company, and

WHEREAS, the Profit and Loss Percentage interests of the Terminated Members have been reallocated among the remaining Members in proportion to the Profit and Loss Percentage interests of the remaining Members pursuant to Section 3.5(c) of the Operating Agreement, and

WHEREAS, the Members have determined to allocate the Float Percentage among the Members, and

WHEREAS, the Members have determined to reduce the Stated Capital of the Company from * to *, and

WHEREAS, the Members have determined to amend Schedule A of the Operating Agreement to reflect the foregoing changes.

NOW THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth in this Amendment, the Members hereby agree as follows:

1.	The recitals set forth above are an integral part of this Amendment.

2.	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

3.	Schedule A to the Operating Agreement is hereby deleted and Schedule A attached to this Amendment shall be substituted therefor.

IN WITNESS WHEREOF, the Members have executed this Amendment, which may be signed in counterparts, which when taken together, shall constitute one and the same Amendment, as of the date and year first written above.

MILL BRIDGE IV, LLC

By:
RICHARD E. DEN DRIJVER
Manager

CARMEN BARONE	JASON N. BLATT

WILLIAM T. BRAZIER	NICHOLAS R. BRIGANDI

JAMES J. CAMANELLA	MATTHEW C. CEBULSKI

JOSEPH A. CREEN, JR.	CHRISTOPHER S. DEARBORN

JAMES E. DEMAIRA, JR.	PAUL D. FRANKEL

GEOFFREY D. FRIEDMAN	ROBERT W. GRAHAME

THOMAS M. GREENHILL	MARK A. INNAIMO

MATTHEW J. MANDOLA	MATTHEW W. MARKWEWICZ

SCOTT E. MAZZELLA	MICHAEL J. MCDONNELL

SCOTT E. MCMAHON	JAMES L. MILLER

NICHOLAS S. ORLANDO	ERIC B. OSCHER

WILLIAM C. QUINN	STEVEN M. RUBINSTEIN

JAMES J. SCAVONE	THOMAS E. SCAVONE

BRIAN K. SCHAEFFER	LOUIS J. SPINA

GLEN R. SURNAMER	JOSEPH V. TALENTO

WILLIAM P. WHITE

Schedule A
to
AMENDED AND RESTATED OPERATING AGREEMENT
of
VAN DER MOOLEN SPECIALISTS USA, LLC
Dated: as of April 23, 2007

MEMBERS
Name	Address	Stated Capital ($)	Profit and Loss Percentage (%)
Mill Bridge IV, LLC	45 Broadway, 32ND Fl. New York, NY 10006	*	84.4125
Carmen Barone	*	*	*
Jason N. Blatt	*	*	*
William T. Brazier	*	*	*
Nicholas Brigandi	*	*	*
James J. Campanella	*	*	*
Matthew C. Cebulski	*	*	*
Joseph A. Creen, Jr.	*	*	*
Christopher S. Dearborn	*	*	*
James E. DeMaira, Jr.	*	*	*
Paul D. Frankel	*	*	*
Geoffrey D. Friedman	*	*	*
Robert W. Grahame	*	*	*
Stephen R. Green	*	*	*
Thomas M. Greenhill	*	*	*
Mark A. Innaimo	*	*	*

MEMBERS
Name	Address	Stated Capital ($)	Profit and Loss Percentage (%)
Matthew J. Mandola	*	*	*
Matthew W. Markiewicz	*	*	*
Scott E. Mazzella	*	*	*
Michael J. McDonnell	*	*	*
Scott E. McMahon	*	*	*
James L. Miller	*	*	*
Nicholas R. Orlando	*	*	*
Eric B. Osher	*	*	*
William C. Quinn	*	*	*
Steven M. Rubinstein	*	*	*
James J. Scavone	*	*	*
Thomas E. Scavone	*	*	*
Brian K. Schaeffer	*	*	*
Louis J. Spina	*	*	*
Glen R. Surnamer	*	*	*
Joseph V. Talento	*	*	*
William P. White	*	*	*
	TOTAL	*	*